                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Matthew C. Usdin, General
Counsel and Vice President of Business Development of Stronghold Digital Mining,
Inc., with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

        1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
            (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
            1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

        2.  execute for and on behalf of the undersigned any Form 3, Form 4,
            Form 5 and Form 144 (including any amendments, corrections, supplements or other changes thereto) in accordance with Section
            16(a) of the Exchange Act, and the rules thereunder, but only to the extent each form or schedule relates to the undersigned's beneficial ownership of securities of Stronghold Digital Mining, Inc. or any of its subsidiaries (collectively, the "Company");

        3.  execute for and on behalf of the undersigned with respect to the
            Company, Schedules 13D and 13G in accordance with Section 13 of the
            Exchange Act and the rules thereunder;

        4.  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form
            3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including any amendments, corrections, supplements or other changes thereto)
            and timely file the forms or schedules with the SEC and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

        5.  take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Sections 13 or 16 of the
Exchange Act.

The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorney-in-fact for purposes of executing, acknowledging, delivering or filing a Form 3, Form 4, Form 5, Form 144, Schedule 13D or
Schedule 13G (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, and agrees to reimburse the Company and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, Form 4, Form 5, Form 144,
Schedule 13D or Schedule 13G (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of
Attorney does not revoke any other power of attorney that the undersigned has previously granted.

                           [Signature page follows.]

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Q Power LLC

By: /s/ Gregory A. Beard
    ------------------------------------
    Name: Gregory A. Beard
    Title: Managing Member
    Date:  September 29, 2021

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Q Power LLC

By: /s/ William B. Spence
    ------------------------------------
    Name: William B. Spence
    Title: Managing Member
    Date: September 29, 2021